GLENAYRE TECHNOLOGIES, INC. MANAGEMENT BY OBJECTIVE PLAN
                                 CORPORATE PLAN



                                                                    EXHIBIT 10.3

The Glenayre Technologies, Inc. Management By Objective Plan was created to motivate and provide incentive to the key managers of Glenayre Technologies, Inc. and its wholly-owned subsidiaries around the world and to maximize profits. The plan is based on the Targeted Performance of the Company and on the Participant's Individual Retention component.

Your MBO Level is a percentage of your Annual Base Earnings approved each year by the Chief Executive Officer, and/or Sr. Vice President, Human Resources, as applicable. In addition, Executive Officer MBO levels are approved each year by the Board of Directors.

Your Target MBO Bonus is comprised of two components: Company Performance and Individual Component. You can achieve up to 200% of your Target MBO Bonus if the Company achieves certain earnings targets.


Target MBO Bonus :

This is your Annual Base Earnings X your MBO Level at 100% of target for each component.

Example:

If your Annual Base Earnings is $50,000 and your MBO Level is 20%, your Target MBO Bonus would be as follows: Target MBO Bonus = $10,000 (Annual Base Earnings X Target MBO Bonus ($50,000 X .2))

Target MBO Bonus      $10,000

Individual 30%   $3,000 (Target MBO Bonus X Individual % ( $10,000 X .3)
Company    70%   $7,000 (Target MBO Bonus X Company % ($10,000 X .7)


Note: There are additional examples following the Individual Retention Component section that illustrate potential MBO bonus payments at various levels of performance for each component.

COMPANY PERFORMANCE

Company Performance Component = 70% of Target MBO Bonus (except for Participants in the Business Sector MBO Bonus Plan, where it comprises 20% of Target MBO Bonus).

Company Performance is based on Income from Operations which is defined below.

Annual Company Performance targets are established in support of the Company's business plan.

If the actual annual Company Performance is below the Compensation Plan Minimum Target, no bonus will be paid for this component of the plan.

If the actual annual Company Performance meets Compensation Plan Minimum Target, an MBO payment will be made proportionate to Company Performance (actual /target) up to the maximum Compensation Plan Stretch Target of the Targeted Earnings Performance. The Company MBO bonus payment is independent of Business Sector Performance results.

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            GLENAYRE TECHNOLOGIES, INC. MANAGEMENT BY OBJECTIVE PLAN
                                 CORPORATE PLAN


Example:

Annual Company Target Bonus = $7,000 ( Annual Base Earnings X Target MBO Bonus X Company Performance Portion ( $50,000 X 20% X 70%)).

Total Company Performance Portion at 100% of Target = $7,000

If the actual Company performance is proportionate to 110% of your Target MBO Bonus, as a Participant, you will receive 110% of your target Company Performance bonus opportunity.

EXAMPLE:                     Actual % Target         Target MBO       Actual MBO
                             MBO Bonus                 Bonus             Bonus

Performance at Minimum            70%                  $7,000        $4,900
Performance at target            100%                  $7,000        $7,000
Performance above target         110%                  $7,000        $7,700



INDIVIDUAL RETENTION COMPONENT
------------------------------

Individual Retention Component = 30%

At the end of each plan year an individual retention bonus will be paid to all employees who are actively employed on December 31 and have satisfactory performance, (i.e. not on a performance improvement plan). The Individual Retention component of the Plan is paid annually as part of the annual MBO Bonus Plan payment. This MBO bonus payment is independent of the Company Performance bonus unless the Company Performance exceeds the target, in which case the Individual Retention bonus will be paid proportionate to Company Performance.

Example:

Individual Retention Component Formula:

Individual Retention Bonus = Annual Base Earnings X Target MBO Bonus
                           X 30% ( Individual Retention Portion) X Company Performance (if actual Company Performance exceeds target) ($50,000 X .2 X .3))


Individual Retention Component Target Bonus =      $3,000


Example:       Company Performance  Actual % of Target    MBO Bonus Amount
                                        MBO Bonus
                       60%                100%                 $3,000
                      100%                100%                 $3,000
                      125%                125%                 $3,750


Examples of Annual MBO Bonus Payment at different Performance Levels

Annual Earnings       $50,000
MBO Level             20%
Target MBO Bonus      $10,000

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            GLENAYRE TECHNOLOGIES, INC. MANAGEMENT BY OBJECTIVE PLAN
                                 CORPORATE PLAN



                 Component Weights      Target MBO Bonus

Individual            30%                   $3,000
Company               70%                   $7,000

Example #1

                    Actual % of Target      MBO Bonus Amount
                        MBO Bonus

Individual                 110%                 $3,300
Company                    110%                 $7,700

Total                                          $11,000

Example #2
                    Actual % of Target      MBO Bonus Amount
                       MBO Bonus

Individual                 100%              $3,000
Company                     90%              $6,300

Total                                        $9,300

Example #3

                   Actual % of Target       MBO Bonus Amount
                       MBO Bonus


Individual              100%                   $3,000
Company                  65%                   $0

Total                                          $3,000


PAYMENTS
---------

1. Annual bonus payment paid within 45 days of the completion of the year end audit.

2. All MBO payments are made through special payroll check or direct deposit with all applicable taxes and contributions withheld.


Participation or eligibility to participate in the Plan is not a guarantee of employment or of continued payment. The Plan is subject to change or revocation at the discretion of the Board of Directors or the Chief Executive Officer of the Company.


DEFINITIONS
-------------

o       Company -- Glenayre Technologies, Inc. and its subsidiaries.

o       Currency Exchange Rate -- Average internal exchange rate for the Plan
        Year.

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            GLENAYRE TECHNOLOGIES, INC. MANAGEMENT BY OBJECTIVE PLAN
                                 CORPORATE PLAN


o Income From Operations -- Income from the operations of the Company less allocations and indirect costs, excluding the impact of interest income or expense, exchange gain/(loss), other income/(loss), income taxes or investment tax credits, any real estate transactions and expenses, and business unit disposal or acquisition costs.

o       Eligibility  Requirements--
        a. Annual MBO bonus payment - Participants who remain employed for the Full Plan Year.
        c. Participants must maintain a satisfactory level of performance through the Plan period.

        Periods of paid or unpaid leave of absence in excess of 30 days per year will not be considered for MBO eligibility. Annual Base Earnings will be prorated according to the length of disability. Payment of earned MBO bonuses will be paid upon return to work from a leave of absence.

o Annual Base Earnings - Total base salary earned during the plan year, (prior to deductions for contributions to the 401(k) Plan, for health care coverage, to flexible spending accounts, or to any other Company sponsored pre-tax or deferred compensation plans) received by a Participant from the Company while participating in the Plan.

o Individual Retention Component - Paid based solely on active employment on 12/31 and satisfactory performance.

o Participant -- A full time, regular employee of the Company who is approved by the Chief Executive Officer to be a Participant in the Plan. Plan participation will be prorated based on the length of time a Participant is eligible. No employee of the Company may participate in more than one incentive, bonus or commission plan.

o Participant's MBO Level -- The percentage of pay that the Participant could receive from the Plan if the targeted Company Performance, Business Sector Performance and Individual Retention requirements are achieved at the 100% level. If the Company exceeds its targeted performance goal, the bonus amount will increase proportionately. The MBO Level for each Participant is recommended to and approved by the Chief Executive Officer and/or Sr. Vice President, Human Resources, as applicable. In addition, Executive Officer MBO levels are approved each year by the Board of Directors.


o Payment Date -- Forty-five (45) days after the audit completion by the independent auditors and Board of Directors approval of the Company's fiscal year-end financial statements.

o Payout Percentage -- Percentage of Target MBO Bonus for Company and/or Business Unit achieving specific earnings targets. Participants are eligible to receive 70% of their bonus eligibility when the Compensation Plan Minimum Targets for the Company and the Business Units are achieved, and up to 200% of eligibility if Compensation Plan Stretch Targets for the Company and Business Units are achieved.

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            GLENAYRE TECHNOLOGIES, INC. MANAGEMENT BY OBJECTIVE PLAN
                                 CORPORATE PLAN


        Example of Annual Payment with all components at 100% of goals.
        Annual Base Earnings =      $50,000
        MBO Level =          20%
        Target MBO =                $7,000
        Individual Retention =      $3,000
        Total Annual MBO =          $10,000
        Assume 100% of Goals at year end



o       Plan -- Glenayre Technologies, Inc. Management By Objective Plan (MBO)

o       Plan Year -- January 1 through December 31.

o Targeted Performance -- The Company Performance Target and Business Sector Performance Target as approved by the Board of Directors. Stretch targets are established by the President and Chief Executive Officer and Chief Financial Officer and approved by the Board of Directors. Targeted Performance comprises 70% of the Participant's Target MBO Bonus.


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